                               Exhibit a.(10)(g)

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MINNESOTA LIFE                                                                                    POLICY CHANGE APPLICATION PART 1
                                                                                                          NO UNDERWRITING REQUIRED

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Minnesota Life Insurance Company . Individual Policyowner Services . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS - PERSONAL INFORMATION

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POLICY NUMBER(S)                                                             INSURED'S BIRTHPLACE (State or Country if outside US)

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INSURED'S NAME                                                               INSURED'S SOCIAL SECURITY NUMBER

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OWNER'S NAME                                                                 OWNER'S SOCIAL SECURITY/TAX I.D. NUMBER

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OWNER'S ADDRESS (Street, City, State, Zip Code)
                                                                                             [_] Check if new address and you
                                                                                                 want our records to reflect this.
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EFFECTIVE DATE [_] Current                             AMOUNT SUBMITTED: MAKE CHECKS PAYABLE TO MINNESOTA LIFE     POLICY SENT
OF CHANGE      [_] Other (indicate month and reason)   $                                        [_] Receipt given  [_] Yes  [_] No
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LIFE INSURANCE (ALL PRODUCTS)

FACE/PREMIUM ADJUSTMENTS

[_]  Change face amount to $ ___________________

[_]  Change annual premium amount to $ __________________
     Premiums payable: [_] Annual              [_] Semi-annual               [_] Quarterly
                       [_] Monthly Automatic Payment Plan #______________    [_] Direct Monthly
                       [_] List Bill Plan #_____________                     [_] Payroll Deduction Plan #_________

[_]  Change plan of insurance to: _________________________________________

[_]  Credit a Non-Repeating Premium of $_________________($500 minimum required)
     [_] Increase face by Non-Repeating Premium amount.     [_]  Do not increase face by Non-Repeating Premium amount.
     [_] All or part of the Non-Repeating premium is the result of surrendering or borrowing the cash value of another policy(ies).

[_]  Start a billable Non-Repeating Premium:     Annual total $ ____________________
                                                 ($600.00 Minimum annual total with a $2,400.00 minimum annual base premium.)

     Frequency:     [_]  Annual     [_]  Semi-annual     [_]  Quarterly     [_]  APP Monthly

[_]  Partial Surrender of: $ ____________________ (Complete Withholding Election on page 2.)
     Please note: Face amount will be reduced.

[_]  Cost of Living alternate exercise.

[_]  Face Amount Increase Agreement/AIO/AIOW exercise.
     [_]  Alternate option _________________________ (attach proof).

[_]  Eliminate policy loan (if available). (Complete Withholding Election on Page 2.)
     Please note: Face amount will be reduced. Dividend additions and accumulations will be surrendered first.

PRODUCT ADJUSTMENTS (Policy required - if policy is lost, complete Lost Policy Declaration.)
Automatic Premium Loan Provision (APL), is automatically added at rollover or conversion unless indicated here.
[_]  Omit APL

[_]  Convert term insurance at attained age to:
     [_]  Variable Adjustable Life     [_]  Adjustable Life     [_]  Variable Adjustable Life Horizon

     Partial conversion:     [_]  Retain balance          [_]  Surrender balance

[_]  Conversion of term agreement:  Name:______________________________________________________________________

[_]  Rollover at attained age to:
     [_]  Variable Adjustable Life (loans will be eliminated.)     [_]  Adjustable Life
          Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%.

[_]  Combine policies and rollover at attained age to:
     [_]  Variable Adjustable Life (loans will be eliminated)     [_]  Adjustable Life
          Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%. Policies must have same beneficiary and owner. Complete F. 17092-2a, Request to Change Beneficiary Name and/or Ownership, if needed.

F. MHC-44097  Rev. 9-1999


LIFE INSURANCE (CONTINUED)

BENEFIT AND AGREEMENT ADJUSTMENTS (Select only those available for the particular product.)

[_]  Maintain same total annual premium            [_]  Change total annual premium accordingly

                                                                       Decrease     New
                                                   Add       Remove     Amount     Amount

Accidental Death Benefit.......................               [_]         [_]    $__________

Additional Insured Agreement ..................               [_]         [_]    $__________

Additional Term Protection ....................               [_]

Adjustable Survivorship Life Agreement.........               [_]         [_]    $__________ Designated Life _________

Automatic Premium Loan.........................    [_]        [_]

Business Continuation Rider ...................               [_]         [_]    $__________ Designated Life _________

Cost of Living Agreement ......................               [_]

Face Amount Increase Agreement ................               [_]         [_]    $__________

Family Term - Children's Agreement ............               [_]         [_]    $__________

Family Term - Spouse Agreement.................               [_]         [_]    $__________

Guaranteed Protection Waiver...................               [_]

Inflation Agreement ...........................               [_]

Policy Enhancement Rider ......................               [_]         [_]    __________% (Indicate a whole number
                                                                                             between 3 - 10%)
Waiver of Premium Agreement....................               [_]

Other__________________________________________               [_]         [_]

OTHER ADJUSTMENTS

[_]  Change Death Benefit Option to Cash.
[_]  Change dividend option to: _______________________

WITHHOLDING FOR TAX PURPOSES - Required Information for all partial surrenders and loan eliminations

Social Security Number or Tax I.D. of owner: _____________________________________________________________
     (If a correct number is not provided, the IRS requires us to withhold 31% of any gain, irrespective of the withholding election.)

Withholding election if reissue results in a taxable gain (Withholding is automatic if no election is made):
     [_]  Yes, I elect withholding     [_]  No, I do not elect withholding

REPLACEMENT

Has there been, or will there be a lapse, surrender, loan, withdrawal or other change to any existing life insurance or
annuity as a result of, or in anticipation of this application?  [_] Yes   [_] No
If yes, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING (Complete for face increase and/or replacement requests.)

Do you have any life insurance in force or pending?  [_] Yes   [_] No (If yes, indicate below)

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    Year                                                                      Policy       Business/    Pending?      Will it be
   Issued     Amount    Type of Coverage           Full Company Name         Number(s)     Personal     Yes   No      Replaced?
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DISABILITY AND OVERHEAD EXPENSE INSURANCE

PRE-DI '90 SERIES ADJUSTMENTS

                                                                                   New           Benefit     Waiting
                                                  Decrease Risk     Remove        Amount         Period      Period

Base...............................................    [_]                    $_____________   __________   __________
Additional Disability Monthly Income Agreement.....    [_]            [_]     $_____________   __________   __________
Additional Disability Monthly Income Agreement.....    [_]            [_]     $_____________   __________   __________
Additional Disability Monthly Income Agreement.....    [_]            [_]     $_____________   __________   __________
Guaranteed Future Insurability Agreement...........                   [_]
Supplementary Income Benefit.......................    [_]            [_]     $_____________
Social Security Agreement..........................    [_]            [_]
Proportionate Benefit Agreement....................                   [_]
Additional Monthly Income Option...................                   [_]
Monthly Income Benefit Escalator...................    [_]                    [_] 4%     [_] 6%
Monthly Income Benefit Escalator...................                   [_]     [_] 4%     [_] 6%    [_] 8%   [_] 10%

OVERHEAD EXPENSE POLICIES ONLY:
Base...............................................    [_]                    $_____________   __________   __________
Cost of Living Agreement...........................                   [_]
Replacement Expense Agreement......................                   [_]
Transitional Disability Benefit Agreement..........                   [_]

DI '90 SERIES

PLAN OF COVERAGE CHANGES (Policy required - complete Lost Policy Declaration if policy is lost)

[_]  Change DI '90 series policy Plan of Coverage to: (Indicate A or B Below)

     A. [_] Disability Income                B. [_] Disability Income
            Insurance Policy                        Insurance Policy Plus
            (all occupation classes)                (Class *P, 1*, *S, 1 only)

BENEFIT AND AGREEMENT ADJUSTMENTS
                                                                                   New          Benefit       Waiting
                                                     Decrease        Remove       Amount        Period        Period
Base...............................................    [_]                    $_____________   __________   __________
Additional Disability Monthly Income Agreement.....    [_]            [_]     $_____________   __________   __________
Additional Disability Monthly Income Agreement.....    [_]            [_]     $_____________   __________   __________
Additional Disability Monthly Income Agreement.....    [_]            [_]     $_____________   __________   __________
Supplementary Income Benefit.......................    [_]            [_]     $_____________                __________
Social Security Agreement..........................    [_]            [_]     $_____________   __________
Inflation Protection Agreement.....................    [_]            [_]     [_] 4%  [_] 6%
Guaranteed Increase Agreement......................                   [_]
Guaranteed Increase Agreement Plus.................                   [_]
Future Income Protection Agreement.................                   [_]

ADJUSTMENTS - ALL SERIES
[_]  Add Discount (Choose one selection from the following:)
     [_] Association Discount #____________________________
     [_] Employer/Employee #_______________________________ (Include F. 37443)
     [_] Professional Group Discount_______________________
                                        Name of Group
[_]  Change contract to level rate

[_]  Change dividend option to:  [_] Reduce Premiums    [_] Accumulate    [_] Cash

[_]  Change premium payment frequency to:
     [_] Annual   [_] Semi-annual   [_] Quarterly   [_] Direct Monthly (must meet requirements)
     [_] Automatic Payment Plan #___________________________     [_] Payroll Deduction/List Bill #_______________________



ALL PRODUCTS

NON-SMOKER STATEMENT

[_]  Add non-smoker designation

I do not currently smoke any cigarettes, nor have I smoked cigarettes for the past 12 months. (If tobacco other than cigarettes is used, list type _________________ and frequency______________________.) I understand that a material misrepresentation, including but not limited to statements regarding my smoking status, may result in the cancellation of insurance and nonpayment of any claim.

LOST POLICY DECLARATION

[_]  I am not able to find the policy(ies) listed on page 1. I agree that when the duplicate policy(ies) is issued, the original policy(ies) will be void. I also agree that if the original policy(ies) is found, it will be returned to the
     Company immediately.

     [_]  Provide duplicate policy    [_]  Provide certificate    [_]  Rollover/conversion/exchange - Provide new policy

[_]  Payment of fee for duplicate or new policy:

     [_]  Fee is attached   [_]  Take fee from policy cash value.   [_]  See "Additional Information" for fee payment instructions.

ADDITIONAL INFORMATION




















Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

HOME OFFICE ENDORSEMENTS

Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by the Company. Not to be used in CA (for disability insurance only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI or WV for changes unless agreed to in writing.

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DATE SIGNED            CITY              STATE               [_] CHANGE SERVICE AGENT (print name/code, only if policy(ies)
                                                                 is being reassigned)
                                                                 NAME                                            CODE
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OWNER (List title if signed on behalf of corporation)        OWNER'S TELEPHONE NUMBER

X                                                                (      )       -
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INSURED                                                      AGENCY                                              CODE

X
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ASSIGNEE (List title if signed on behalf of corporation)     AGENT                                               CODE         %

X                                                            X
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IRREVOCABLE BENEFICIARY                                      AGENT                                               CODE         %

X                                                            X
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F. MHC-44097-4 Rev. 9-1999